SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                              _____________________

                                     FORM 8-K

                                  CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported):  April 13, 1997

                                    APL LIMITED
              (Exact name of registrant as specified in its charter)

               Delaware               1-8544             94-2911022
      (State of Incorporation)   (Commission File      (IRS Employer
                                  Number)              Identification
                                                       Number)

               1111 Broadway
             Oakland, California                             94607
      (Address of principal executive offices)           (Zip Code)


      Registrant's telephone number, including area code:  (510) 272-8000







         Item 5.   Other Events.

                   On April 13, 1997, APL Limited (the "Company") en-tered into an Agreement and Plan of Merger (the "Merger Agree-ment") with Neptune Orient Lines Ltd, a Singapore corporation ("NOL"), and Neptune U.S.A., Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of NOL ("Sub"), pursuant to which Sub will merge with and into the Company (the "Merger"). As a result of the Merger, the outstanding shares of the Company's common stock, par value $.01 per share ("Com-mon Stock"), will be converted into the right to receive $33.50 per share in cash, and the Company will become a wholly-owned subsidiary of NOL. The Merger is conditioned upon, among other things, approval by holders of a majority of the outstanding shares of Common Stock and upon receipt of certain regulatory and governmental approvals.

                   The foregoing description of the Merger Agreement is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which is attached as Exhibit 2 hereto and is incorporated herein by reference. The Company and NOL have issued a joint press release announcing the Merger Agreement, a copy of which is attached as Exhibit 99 hereto and is incorporated herein by reference.


         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                   The following exhibits are filed as part of this re-port:


         2 Agreement and Plan of Merger, dated as of April 13, 1997, by and among Neptune Orient Lines Ltd, Neptune U.S.A., Inc. and APL Limited

         99        Press release dated April 13, 1997







                                    SIGNATURE



                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here-unto duly authorized.


         Dated:  April 14, 1997

                                      APL LIMITED


                                      By /s/ Maryellen B. Cattani
                                          Name:  Maryellen B. Cattani
                                          Title:  Executive Vice President,
                                                  General Counsel and
                                                  Secretary
































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                                 EXHIBIT INDEX

         Exhibit
         Number                   Description

            2 Agreement and Plan of Merger, dated as of April 13, 1997, by and among Neptune Orient Lines Ltd, Neptune U.S.A., Inc. and APL Lim-ited


            99          Press release dated April 13, 1997








































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